Exhibit 10.5

THIS DEED OF RELEASE AND ASSIGNMENT OF TRUST PROPERTY is made the 15th day of July 2009

BY:

(1)	JWPR CORPORATION (the “Buyer”); and

(2)	THE BANK OF NOVA SCOTIA (the “Agent”)

in favour of

(3)	JOHNSONDIVERSEY UK LIMITED (the “Company”),

(each a “Party” and together the “Parties”).

WHEREAS

(A)	By a deed of trust and charge (the “Bank One Trust and Charge Deed”) dated as of 24 October 2003 made between the Company, the Buyer and Bank One NA (Main Office Chicago) (“Bank One”), the Company agreed to hold all of the benefit of the Collections (such term as defined therein) and the benefit of the UK Collection Account (such term as defined therein) to the extent such Collections are held therein (collectively, the “Bank One Trust Property”) on trust for the Buyer and Bank One in such capacity under the Bank One Trust and Charge Deed and, to the extent not effectively subject to the declaration of trust, granted security for the Secured Obligations (such term as defined therein) over the Deposit (such term as defined therein and henceforth defined as the “Bank One Deposit”) in favour of the Buyer and Bank One.

(B)	On 13 November 2004 Bank One N.A. (Main Office Chicago) merged with and into JPMorgan Chase Bank, N.A. (“JPMorgan”) with JPMorgan as the surviving entity.

(C)	Pursuant to the terms of an instrument of resignation and appointment between, amongst others, (1) the Buyer as seller and servicer, (2) JPMorgan as resigning agent, (3) Liberty Street Funding Corp. and (4) the Agent as successor agent dated as of 14 July 2006, JPMorgan, amongst other things, transferred to the Agent all its rights and powers under the Bank One Trust and Charge Deed.

(D)	By a deed of trust and charge (the “Agent Trust and Charge Deed”) dated as of 19 January 2007 made between the Company, the Buyer and the Agent, the Company agreed to hold all of the benefit of the Collections (such term as defined therein) and the benefit of the UK Collection Account (such term as defined therein) to the extent such Collections are held therein (collectively, the “Agent Trust Property”) on trust for the Buyer and the Agent in such capacity under the Agent Trust and Charge Deed (the “Beneficiaries”) and, to the extent not effectively subject to the declaration of trust, granted security for the Secured Obligations (such term as defined therein) over the Deposit (such term as defined therein and henceforth defined as the “Agent Deposit”) in favour of the Buyer and the Agent.

(E)	The Bank One Trust and Charge Deed and the Agent Trust and Charge Deed are together defined as the “Trust and Charge Deeds”.

(F)	The Bank One Trust Property and the Agent Trust Property are together defined as the “Trust Properties”.

(G)	The Bank One Deposit and the Agent Deposit are together defined as the “Deposits”.

(H)	It has been agreed between the Parties that the Beneficiaries shall assign their interest in each of the Trust Properties under the trusts to the Company.

(I)	The Company has also requested the Buyer and the Agent to release each of the Deposits from the security created by or pursuant to the respective Trust and Charge Deeds which the Buyer and the Agent have agreed to do upon the terms and conditions of this deed.

(J)	This deed is supplemental to the Trust and Charge Deeds.

IT IS AGREED as follows:

1.	ASSIGNMENT OF TRUST PROPERTY

It is agreed that, with immediate effect from the date of this deed, the Beneficiaries assign to the Company all and any of their rights to and legal and beneficial interests in present or future Trust Properties to the extent that such Trust Properties were the subject of a trust granted or purported to be granted pursuant to the Trust and Charge Deeds.

2.	RELEASE

2.1	The Buyer and the Agent hereby irrevocably and unconditionally, without recourse, representation or warranty of title release each of the Deposits from the floating charges constituted by the Trust and Charge Deeds.

2.2	The Deposits shall, subject only to clause 13 (Release of the Security) of the respective Trust and Charge Deeds, be held freed and discharged from the security created by, and all claims arising under, the Trust and Charge Deeds and from the date of this deed, the Company will have no further obligations under the Trust and Charge Deeds, other than those that have accrued and not been discharged up to the date of this deed.

3.	FURTHER ASSURANCE

3.1	The Buyer and the Agent each severally agree that it will (at the cost and expense of the Company) do all things and execute all documents as may reasonably be necessary to give effect to these assignments of trust properties and releases.

3.2	Each of the Buyer and the Agent agree that it will, at the Company’s request (and at the cost and expense of the Company) give notice of the assignments of trust properties and releases effected hereunder to any person as may be necessary or desirable.

4.	ENTIRE AGREEMENT

The terms and conditions of this deed represent the entire agreement between the Parties relating to the assignments of trust properties and releases.

5.	COUNTERPARTS

This deed may be executed in one or more counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this deed.

6.	THIRD PARTY RIGHTS

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed.

7.	GOVERNING LAW

This deed and any non-contractual obligations arising out of it shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this deed has been executed by the Parties and is intended to be and is hereby delivered on the date specified above.

BUYER

EXECUTED and DELIVERED as a DEED by	)
JWPR CORPORATION	)
by Tony A Sebranek	)
being a person who, in accordance with	)
the laws of that territory, is acting	)
under the authority of the company	)

/s/ Tony A Sebranek Authorised signatory

AGENT

EXECUTED and DELIVERED as a DEED by	)
THE BANK OF NOVA SCOTIA	)
by Darren Ward	)
being a person who, in accordance with	)
the laws of that territory, is acting	)
under the authority of the company	)

/s/ Darren Ward Authorised signatory

COMPANY

EXECUTED and DELIVERED as a DEED by	)
JOHNSONDIVERSEY UK LIMITED	)	/s/ David C. Quast.
acting by David C. Quast, a director,	)	Director
in the presence of:	)

Signature of witness: /s/ Tony A Sebranek

Name (in BLOCK CAPITALS): TONY A. SEBRANEK

Address: 8310 16TH STREET, STURTEVANT, WISCONSIN, U.S.A.

Occupation: TREASURY MANAGER